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                                                                    EXHIBIT 23.2


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-30524 and 333-32720) of Forcenergy Inc of our reports dated February 28, 2000, March 5, 1999 and March 4, 1998, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 2000, 1999 and 1998, included in this Annual Report on Form 10-K for the year ended December 31, 1999.



                                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                                         By: /s/ Danny D. Simmons
                                            --------------------------------
                                             Danny D. Simmons
                                             Senior Vice President
                                             Houston, Texas
                                             March 30, 2000